                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             TELENETICS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)   Title of each class of securities to which transaction applies:
           _____________________________________________________________________

     (2)   Aggregate number of securities to which transaction applies:
           _____________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
           _____________________________________________________________________

     (4)   Proposed maximum aggregate value of transaction:
           _____________________________________________________________________

     (5)   Total fee paid:
           _____________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)   Amount previously paid:______________________________________________

     (2)   Form, Schedule or Registration Statement No.:________________________

     (3)   Filing Party:________________________________________________________

     (4)   Date Filed:__________________________________________________________

                             TELENETICS CORPORATION
                              39 PARKER, SUITE 100
                            IRVINE, CALIFORNIA 92618

                                  July 9, 2004

To Our Shareholders:

         You are cordially invited to attend the 2004 annual meeting of shareholders of Telenetics Corporation that will be held at 10:00 a.m. on August 26, 2004 at our new corporate headquarters located at 39 Parker, Suite 100, Irvine, California 92618. All holders of our outstanding common stock as of the close of business on June 30, 2004 are entitled to vote at the 2004 annual meeting.

         Enclosed is a copy of the notice of annual meeting of shareholders, a proxy statement, a proxy card and our 2003 annual report on Form 10-KSB. A current report on the business operations of Telenetics will be presented at the meeting, and shareholders will have an opportunity to ask questions.

         We hope you will be able to attend the 2004 annual meeting. Whether or not you expect to attend, it is important that you complete, sign, date and return the proxy card in the enclosed envelope in order to make certain that your shares will be represented at the 2004 annual meeting.

                                          Sincerely,

                                          /s/ Michael N. Taglich

                                          Michael N. Taglich
                                          Chairman of the Board

                             TELENETICS CORPORATION
                              39 PARKER, SUITE 100
                            IRVINE, CALIFORNIA 92618
                         ______________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 26, 2004
                         ______________________________

To the Shareholders of Telenetics Corporation:

         Notice is hereby given that the 2004 annual meeting of shareholders of Telenetics Corporation will be held at 10:00 a.m. local time on August 26, 2004 at 39 Parker, Suite 100, Irvine, California 92618 for the following purposes:

         1.       To elect five persons to serve as directors of Telenetics.

         2. To ratify the appointment of Haskell & White LLP as the independent registered public accounting firm to audit the financial statements of Telenetics for the year ending December 31, 2004.

         3. To transact such other business as may properly come before the 2004 annual meeting or any adjournments or postponements thereof.

         The board of directors has fixed the close of business on June 30, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the 2004 annual meeting and all adjournments and postponements thereof.

         A list of shareholders entitled to vote at the meeting will be available for inspection at our executive offices. Shareholders attending the meeting whose shares are held in the name of a broker or other nominee should bring with them a proxy or letter from that firm confirming their ownership of shares.

                                          By Order of the Board of Directors,

                                          TELENETICS CORPORATION


                                          /s/ Michael N. Taglich

                                          Michael N. Taglich
                                          Chairman of the Board

Dated: July 9, 2004

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                             TELENETICS CORPORATION
                              39 PARKER, SUITE 100
                            IRVINE, CALIFORNIA 92618
                         ______________________________

                                 PROXY STATEMENT
                         ______________________________

                       2004 ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 26, 2004
                         ______________________________

                                VOTING AND PROXY

         This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors for use at the 2004 annual meeting of shareholders to be held at 10:00 a.m. local time on August 26, 2004 at our new corporate headquarters located at 39 Parker, Suite 100, Irvine, California 92618, and at any adjournments and postponements of the 2004 annual meeting. When a proxy is properly executed and returned, the shares it represents will be voted according to directions noted on the proxy. If no specification is indicated, the shares will be voted "for" each of the proposals listed on the proxy. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by providing written notice to our corporate Secretary, by issuance of a subsequent proxy, or by voting in person at the 2004 annual meeting.

         Any shareholder who would like to vote in person at the 2004 annual meeting and owns shares in street name, should inform his/her broker of such plans and request a legal proxy from the broker. The shareholder will need to bring the legal proxy with him/her to the 2004 annual meeting and valid picture identification such as a driver's license or passport in addition to documentation indicating share ownership. Shareholders who do not receive the legal proxy in time, should bring with them to the 2004 annual meeting their most recent brokerage account statement showing that they owned Telenetics common stock as of the record date. Upon submission of proper identification and ownership documentation, we will be able to verify ownership of our common stock and admit the shareholder to the 2004 annual meeting; however, such shareholder will not be able to vote his/her shares at the 2004 annual meeting without a legal proxy. Shareholders are advised that if they own shares in street name and request a legal proxy, any previously executed proxy will be revoked, and such shareholders' vote will not be counted unless he/she appears at the 2004 annual meeting and votes in person.

         At the close of business on June 30, 2004, the record date for determining shareholders entitled to notice of and to vote at the 2004 annual meeting, we had issued and outstanding 50,372,386 shares of common stock. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the 2004 annual meeting or at any adjournments or postponements of the meeting.

         Each share of common stock entitles the holder of record to one vote on any matter coming before the 2004 annual meeting. In voting for directors, however, shares may be voted cumulatively for persons whose names have been placed in nomination prior to the voting for the election of directors, but only if a shareholder present at the 2004 annual meeting gives notice at the 2004 annual meeting, prior to the voting for the election of directors, of his or her intention to vote cumulatively. Notice of intention to vote cumulatively may not be given by simply marking and returning a proxy.

         If any shareholder gives proper notice of his or her intention to vote cumulatively, then each shareholder eligible to vote will be entitled to cumulate his or her votes and to give any one or more of the nominees whose names have been placed in nomination prior to the voting a number of votes equal to the total number of directors to be elected multiplied by the number of shares that the shareholder is entitled to vote. In addition, the person or persons holding the proxies solicited by our board of directors will exercise their cumulative voting rights, at their discretion, to vote the shares they hold in such a way as to ensure the election of as many of the nominees of the board of directors as they deem possible. This discretion and authority of the proxy holders may be withheld by checking the box on the proxy card marked "withhold from all nominees." However, such an instruction will also deny the proxy holders the authority to vote for any or all of the nominees of the board of directors, even if cumulative voting is not called for at the 2004 annual meeting.

         A shareholder may choose to withhold from the proxy holders the authority to vote for any of the individual candidates nominated by our board of directors by marking the appropriate box on the proxy card and striking out the names of the disfavored candidates as they appear on the proxy card. In that event, the proxy holders will not cast any of the shareholder's votes for candidates whose names have been crossed out, whether or not cumulative voting is called for at the 2004 annual meeting. However, the proxy holders will retain the authority to vote for the candidates nominated by the board of directors whose names have not been struck out and for any candidates who may be properly nominated at the 2004 annual meeting. If a shareholder wishes to specify the manner in which his or her votes are allocated in the event of cumulative voting, he or she must appear and vote in person at the 2004 annual meeting. Ballots will be available at the 2004 annual meeting for shareholders who desire to vote in person.

         Under California law and our Restated and Amended Bylaws, a majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of shareholders. Generally, if a quorum is present, then the affirmative vote of a majority of the shares represented and voting on any matter other than the election of directors will constitute the act of the shareholders, so long as the number of shares voting in favor of any proposal equals at least a majority of the quorum. Although abstentions and "broker non-votes" are not counted either "for" or "against" any proposals, if the number of abstentions or "broker non-votes" results in the votes "for" a proposal not equaling at least a majority of the quorum required for the meeting, the proposal will not be approved. This will be the case even though the number of votes "for" the proposal exceeds the number of votes "against" the proposal.

         In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected. Votes against a candidate and votes withheld have no legal effect.

         This proxy statement, the accompanying proxy card and our 2003 annual report on Form 10-KSB are being mailed to our shareholders on or about July 15, 2004. We will pay the expenses of soliciting proxies for the 2004 annual meeting, including the cost of preparing, assembling and mailing the proxy solicitation materials. Proxies may be solicited personally, by mail or by telephone, or by our directors, officers and regular employees who will not be additionally compensated. We have no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but we reserve the option to do so if it appears that a quorum otherwise might not be obtained. The matters to be considered and acted upon at the 2004 annual meeting are referred to in the preceding notice and are discussed below more fully.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

         Our Restated and Amended Bylaws provide for a range of five to seven directors and fix the current number of directors at five. Directors are elected annually and hold office until the next annual meeting of shareholders, until their respective successors are elected and qualified or until their earlier death, resignation or removal. It is intended that the proxies solicited by our board of directors will be voted "for" election of the following five nominees unless a contrary instruction is made on the proxy: Michael N. Taglich, Gary P. Arnold, David B. Parshall, Robert Schroeder, and William C. Kosoff. If, for any reason, one or more of the nominees is unavailable as a candidate for director, an event that is not anticipated, the proxy may be voted for a substitute nominee, if any, as recommended by management. However, under no circumstances may a proxy be voted in favor of a greater number of persons than the number of nominees named below. As described above, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected. All of the nominees for director are, at present, directors of Telenetics.

         The directors and executive officers of Telenetics, the director nominees, and their ages, positions and business experience as of June 30, 2004 are as follows:

         NAME                      AGE           POSITION
         ----                      ---           --------

Michael N. Taglich(2)(3)........   39     Chairman of the Board, Director and Director Nominee
David L. Stone..................   45     Chief Executive Officer, President and Chief Financial Officer
John D. McLean..................   56     Chief Operating Officer
Robert Schroeder ...............   37     Director and Director Nominee
William C. Kosoff...............   62     Director and Director Nominee
Gary P. Arnold(1)(2)(3).........   63     Director and Director Nominee
David B. Parshall(1)(2)(3)......   57     Director and Director Nominee
---------------

(1)  Member of Audit Committee.
(2)  Member of Compensation and Stock Option Committee.
(3)  Member of Nominating Committee.

         Each officer of Telenetics serves at the discretion of the board of directors. There are no family relationships between or among any of our directors, executive officers or director nominees.

DIRECTORS AND DIRECTOR NOMINEES

         MICHAEL N. TAGLICH has served as the Chairman of our board of directors since May 2002. Since 1992, Mr. Taglich has served as the president of Taglich Brothers Inc., a New York-based investment banking and NASD member firm. In January 2003, he became chairman of the board of WSI Industries Inc. (NasdaqSC:WSCI) and is a member of the board of directors of Cormaria Retreat House. Mr. Taglich holds a B.S. degree in General and International Business from New York University and holds Series 27 and Series 7 securities licenses.

         ROBERT SCHROEDER has served as a member of our board of directors since February 2001. Mr. Schroeder has been employed by Taglich Brothers, Inc. as an associate since 2000 and as an equity analyst from 1993 to 2000. Mr. Schroeder holds a B.S. degree in Accounting from New York University and holds Series 7 and Series 63 securities licenses. He also holds the designation of Chartered Financial Analyst.

         WILLIAM C. KOSOFF has served as a member of our board of directors since May 2002. He is a founder of Telenetics and served as its president until 1992. Mr. Kosoff left Telenetics in 1992 and returned in 1998, and has served in various sales, marketing and business development capacities. Since May 2002, Mr. Kosoff has served as Vice President of Sales. Mr. Kosoff received his B.A. degree in Physics from the California State University in 1976.

         GARY P. ARNOLD has served as a member of our board of directors since November 2003. He has served as a director of National Semiconductor Corp. (NYSE:NSM) since 1989. He joined National Semiconductor Corp. in 1981, and served as its vice president and chief financial officer from 1983 to 1990. Mr. Arnold served as the vice president and chief financial officer of Tektronix, Inc. (NYSE:TEK) from April 1990 to November 1992. He served as the chairman, president and chief executive officer of Analogy, Inc., then a public company, from January 1993 to January 2000. Since February 2000, Mr. Arnold has managed investments for his own account. Mr. Arnold holds a B.S. degree in Accounting from Eastern Tennessee State University, a J.D. degree from the University of Tennessee, and is a Certified Public Accountant.

         DAVID B. PARSHALL has served as a member of our board of directors since May 2002. Mr. Parshall has served as a managing director of Private Equity Investors, Inc., a private company that purchases portfolios of private equities, since April 1992. He has served as a director of Dolphin Asset Management Corp., a private company that invests in United States small stocks, and has been associated with that company or its predecessors since October 1992. Mr. Parshall has served as a director of Friedman's Inc. since December 1993 and is a member of the audit, nominating/corporate governance and compensation committees of that company. From June 1996 to September 1999, Mr. Parshall served as a director of Logic Associates, Inc., a private software company. From 1976 to 1990, he was successively an associate, vice president, senior vice present and managing director of Lehman Brothers, and from August 1990 to March 1992, he served as a managing director of Blackstone Group, L.P., both investment banks. Mr. Parshall holds an A.B. degree in Greek from Columbia College and a M.B.A. degree with a concentration in Finance from Columbia University, Graduate School of Business.

EXECUTIVE OFFICERS

         DAVID L. STONE has served as our Chief Executive Officer since November 2003, as our President since May 2002, as our Chief Financial Officer since April 1999, and served as our Secretary from July 1999 to May 2002. Prior to joining Telenetics, Mr. Stone held the positions of vice president of finance and chief financial officer of SmartDisk Corporation (Nasdaq: SMDK) from 1997 to 1998, and additionally held a variety of executive positions, including executive vice president and chief financial officer of Tylan General, Inc., a manufacturer of process control instrumentation, from 1980 to 1997. Mr. Stone holds a B.S. degree in Business Administration/Finance from the University of New Hampshire.

         JOHN D. MCLEAN served as our Chief Operating Officer from September 8, 2000 to September 27, 2001 and for the period since May 15, 2002, and as President of our Wireless Data Network Division from January 2000 to September 2000 and for the period from September 27, 2001 to May 2002. Prior to joining our company, Mr. McLean served as a senior executive of GTE Wireless, where he was employed since 1971.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities, or reporting persons, to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission. The reporting persons are required by Securities and Exchange Commission regulations to furnish us with copies of all reports that they file.

         Based solely upon a review of copies of these reports furnished to us during 2003 and thereafter, or written representations received by us from reporting persons that no other reports were required, we believe that all
Section 16(a) filing requirements applicable to our reporting persons during 2003 were complied with, except that:

         o Mr. Arnold filed a late Form 3 to report his appointment as a director of Telenetics and is preparing one late Form 4 to report three transactions;

         o Mr. McLean filed a late Form 4 to report one transaction and is preparing two late Form 4s to report five transactions;

         o Mr. George Rombach, a former reporting person, filed a late Form 4 to report one transaction and is preparing one late Form 4 to report one transaction;

         o Mr. Kosoff is preparing two late Form 4s to report three transactions;

         o Mr. Stone filed an amendment to a late Form 4 to report one transaction late;

         o Dr. H. George Levy, a former director, is preparing one Form 4 to report five transactions; and

         o Mr. Taglich is preparing one late Form 4 to report seven transactions, which should have been reported on two Form 4s.

CODE OF ETHICS

         Our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees and an additional Code of Business Ethics that applies to our Chief Executive Officer and Senior Financial Officers. We filed these codes as exhibits to our annual report on Form 10-KSB for the fiscal year ended December 31, 2003.

         We intend to satisfy the disclosure requirement under Item 10 of Form 8-K relating to amendments to or waivers from provision of these codes that relate to one or more of the items set forth in Item 406(b) of Regulation S-B, by describing on our Internet website, within five business days following the date of a waiver or a substantive amendment, the date of the waiver or amendment, the nature of the amendment or waiver, and the name of the person to whom the waiver was granted.

         Information on our Internet website is not, and shall not be deemed to be, a part of this report or incorporated into any other filings we make with the Securities and Exchange Commission.

COMPENSATION OF EXECUTIVE OFFICERS

         The Summary Compensation Table below provides information concerning the annual and long-term compensation for services in all capacities as an employee of Telenetics of our Chief Executive Officer, President and Chief Financial Officer and our Chief Operating Officer, or the named executives, during 2001, 2002 and 2003. There were no other executive officers whose annual salary and bonus compensation exceeded $100,000 during 2003.

                                                        SUMMARY COMPENSATION TABLE
                                                                                                       LONG-TERM
                                                                                                      COMPENSATION
                                                                                                      ------------
                                                                                                         AWARDS
                                                          ANNUAL COMPENSATION        OTHER ANNUAL       SECURITIES
                                                        -------------------------    COMPENSATION       UNDERLYING
NAME AND PRINCIPAL POSITION                YEAR         SALARY ($)      BONUS ($)          ($)          OPTIONS(#)
---------------------------                ----         ----------      ---------          ---          ----------
David L. Stone..........................   2003         185,000(1)      75,000(2)        3,600(4)             --
   Chief Executive Officer, President      2002         153,750(1)      70,000(5)        3,600           160,000
   and Chief Financial Officer             2001         145,000         22,500           3,600           175,000

John D. McLean..........................   2003         150,000         37,938(2)           --                --
   Chief Operating Officer (3)             2002         150,000         36,589(6)           --           230,000
                                           2001         150,000             --          32,001            50,000
-------------------

(1) Effective May 15, 2002, Mr. Stone became our President and became entitled to receive a total annual salary of $185,000, which commenced on October 1, 2002. In February 2004, Mr. Stone became entitled to receive a total annual salary of $210,000, and has the opportunity to earn a bonus of $95,000 in 2004 based upon our achieved financial goals.
(2)    Payment of bonus due for 2003 was deferred and not paid until 2004.
(3) Mr. McLean served as our Chief Operating Officer from September 8, 2000 to September 27, 2001 and for the period since May 15, 2002, and as President of our Wireless Data Network Division from January 7, 2000 to September 8, 2000 and for the period since September 27, 2001.
(4)    Total represents $3,600 for an auto allowance.
(5) Total includes 433,333 shares of common stock, with a fair market value of $32,500, issued in February 2003 for a 2002 bonus accrual. Payment of $5,000 of the bonus due for 2002 was paid and $32,500 was deferred and not paid until 2003.
(6) Total includes 487,847 shares of common stock, with a fair market value of $36,589, issued in February 2003 for a 2002 bonus accrual.

                        OPTION GRANTS IN LAST FISCAL YEAR

         We did not grant any stock options or stock appreciation rights to the named executives during 2003.

                     AGGREGATED OPTION EXERCISES AND FISCAL
                             YEAR-END OPTION VALUES

         The following table sets forth the number of exercisable and unexercisable in-the-money stock options and their values at December 31, 2003 for the named executives. An option is "in-the-money" if the fair market value for the underlying securities exceeds the exercise price of the option. None of the named executives acquired shares through the exercise of options during 2003.

                                             NUMBER OF SECURITIES UNDERLYING         VALUE OF UNEXERCISED IN-THE-
                                                UNEXERCISED OPTIONS AT                     MONEY OPTIONS AT
                                                  DECEMBER 31, 2003                      DECEMBER 31, 2003(1)
                                             -------------------------------         ----------------------------
                 NAME                        EXERCISABLE      UNEXERCISABLE          EXERCISABLE      UNEXERCISABLE
                 ----                        -----------      -------------          -----------      -------------

David L. Stone........................         379,000           76,000               $27,200              --
John D. McLean........................         460,000           20,000              $13,600               --
-------------------

(1) Based upon the closing sale price of our common stock of $.017 per share on December 31, 2003 (the last trading day during 2003) as reported on the OTC Bulletin Board, less the exercise price of the option.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         Effective February 2004, David Stone, our Chief Executive Officer, President and Chief Financial Officer, became entitled to receive a total annual salary of $210,000, and has the opportunity to earn a bonus of $95,000 in 2004 based upon our achievement of financial goals.

BOARD MEETINGS

         During 2003, our board of directors held eight meetings and took action by written consent on one occasion. During 2003, no incumbent director attended fewer than 75% of the aggregate of the total number of meetings of the board of directors held during the period for which he has been a director and the total number of meetings held by all committees of the board on which he served during the periods that he served.

BOARD COMMITTEES

         Our board of directors currently has an audit committee, a compensation committee and a nominating committee.

         The audit committee selects our independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, reviews our financial statements for each quarterly period and reviews and evaluates our internal control functions. The audit committee is governed by a written charter, a copy of which charter is attached as Appendix A to this proxy statement. Between January 1, 2003 and November 6, 2003, the audit committee consisted of Bradley Jacobs (a former director), Robert Schroeder and David B. Parshall. The audit committee currently consists of Gary P. Arnold and David B. Parshall. Our board of directors has determined that Mr. Arnold is an audit committee financial expert. Our board of directors has also determined that Mr. Arnold and Mr. Parshall are "independent" as defined in NASD Marketplace Rule 4200(a)(15), as may be modified or supplemented. The audit committee met four times during 2003.

         The compensation committee makes recommendations to our board of directors concerning salaries and incentive compensation for our employees and consultants and selects the persons entitled to receive options under our stock option plans and establishes the number of shares, exercise price, vesting period and other terms of the options granted under those plans. The compensation committee also administers our stock purchase plan. The entire board of directors also may perform these functions with respect to our stock purchase plan and stock option plans. The compensation committee is governed by a written charter, a copy of which charter is attached as Appendix B to this proxy statement. During 2003, the functions of the compensation committee were performed by our compensation and stock option committee whose members consisted of Dr. George Levy (a former director), Bradley Jacobs (a former director) and Michael N. Taglich. Since May 2004, this committee has consisted of Michael N. Taglich, David B. Parshall and Gary P. Arnold. The compensation committee met one time during 2003.

         The nominating committee selects nominees for the board of directors. Beginning in and since January 2004, the nominating committee has consisted of Michael Taglich, Gary Arnold and David Parshall. The nominating committee is governed by a written charter, a copy of which charter is not available through our website but is attached as Appendix C to this proxy statement. Our board of directors has determined that Mr. Arnold and Mr. Parshall are "independent" as defined in NASD Marketplace Rule 4200(a)(15) and that Mr. Taglich is not "independent" under that definition. The nominating committee utilizes a variety of methods for identifying and evaluating nominees for director, including candidates that may be referred by shareholders. Shareholders that desire to recommend candidates for the board for evaluation may do so by contacting Telenetics in writing, identifying the potential candidate and providing background information. Candidates may also come to the attention of the nominating committee through current board members, professional search firms and other persons. In evaluating potential candidates, the nominating committee will take into account a number of factors, including, among others, the following:

         o    independence from management;

         o    whether the candidate has relevant business experience;

         o    judgment, skill, integrity and reputation;

         o    existing commitments to other businesses;

         o    corporate governance background;

         o financial and accounting background, to enable the nominating committee to determine whether the candidate would be suitable for audit committee membership; and

         o    the size and composition of the board.

SECURITY HOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

         The board of directors has established a process to receive communications from shareholders. Shareholders and other interested parties may contact any member (or all members) of the board of directors, or the independent directors as a group, any committee of the board of directors or any chair of any such committee by mail or electronically. To communicate with the board of directors, any individual directors or any group or committee of directors, correspondence should be addressed to the board of directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent "c/o Corporate Secretary" at 39 Parker, Suite 100, Irvine, California 92618. To communicate with any of our directors electronically, shareholders should send an email to our Corporate Secretary, Mary Tibbs at: m_tibbs@telenetics. com.

         All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the board of directors will be formed promptly to the addressee. In the case of communications to the board of directors or any group or committee of directors, our Corporate Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

POLICY WITH REGARD TO BOARD MEMBERS' ATTENDANCE AT ANNUAL MEETINGS

         It is our policy that our directors are invited and encouraged to attend all of our annual meetings. Four of our five directors were in attendance at the 2003 annual meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of our board of directors has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

COMPENSATION OF DIRECTORS

         Effective June 13, 2002, our board of directors adopted a director compensation and equity incentive policy that cancelled and superseded our September 8, 2000 director compensation program and provided for the following:

         o compensation to Michael Taglich as Chairman of the Board is $63,000 per year, in addition to any non-employee director compensation to which Mr. Taglich may otherwise be eligible;

         o compensation of the chairman of the audit committee is $5,000 per year, in addition to any non-employee director compensation that the chairman of the audit committee may otherwise be eligible;

         o compensation of each non-employee member of the board other than Mr. Schroeder and Mr. Parshall is $12,000 per year;

         o compensation to Taglich Brothers, Inc. for the director services of Mr. Schroeder is $25,000 per year;

         o compensation to Mr. Parshall for his director services is $15,000 per year;

         o each non-employee director shall be entitled to reimbursement for reasonable and necessary expenses incurred in connection with attendance at meetings of the board or committees of the board; and

         o each of the five non-employee members of the board received effective as of June 13, 2002 a non-qualified stock option outside of our stock option plans to purchase up to 50,000 shares of common stock, with such options (a) to have an initial exercise price of $0.115 per share, which is the closing price of a share of our common stock on the day immediately preceding the date of grant, and (b) subject to continued service requirements and other terms of the applicable option agreement, are to vest and become exercisable in four equal quarterly installments beginning September 11, 2002 and to expire on June 12, 2012.

         On February 14, 2003, our board of directors approved the issuance of shares of common stock, at a rate of $0.075 per share, which was the fair market value of a share of our common stock on that date, to all directors in lieu of payment to them of certain amounts accrued and outstanding under the directors' compensation plan adopted in June 2002. An aggregate of 637,666 shares of common stock was issued to non-employee directors Michael Taglich, Bradley Jacobs and Robert Schroeder in lieu of payment to them of an aggregate of $47,825 in outstanding compensation. Effective November 2003, Mr. Jacobs resigned from the board.

         On November 7, 2003, our board of directors adopted a director compensation and equity incentive policy, effective January 1, 2004, that cancelled and superseded our June 13, 2002 director compensation program and provided for the following:

         o compensation to Michael Taglich as Chairman of the Board is $63,000 per year;

         o compensation of each non-employee members of the board other than Mr. Arnold and Mr. Taglich is $15,000 per year;

         o compensation to Mr. Arnold for his director services is $25,000 per year; and

         o each non-employee director shall be entitled to reimbursement for reasonable and necessary expenses incurred in connection with attendance at meetings of the board or committees of the board.

The cash compensation was to be earned and payable quarterly in arrears unless deferred at the discretion of our President.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Restated and Amended Articles of Incorporation provide that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under California law. This is intended to eliminate the personal liability of a director for monetary damages in an action brought by or in the right of Telenetics for breach of a director's duties to Telenetics or our shareholders except for liability for:

         o acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

         o acts or omissions that a director believes to be contrary to the best interests of Telenetics or our shareholders or that involve the absence of good faith on the part of the director;

         o any transaction for which a director derived an improper personal benefit;

         o acts or omissions that show a reckless disregard for the director's duty to Telenetics or our shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to Telenetics or our shareholders;

         o acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to Telenetics or our shareholders; and

         o engaging in transactions described in the California Corporations Code or California case law that result in liability, or approving the same kinds of transactions.

         Our Restated and Amended Articles of Incorporation also provide that we are authorized to provide indemnification to our agents, as defined in Section 317 of the California Corporations Code, through our Restated and Amended Bylaws or through agreements with such agents or both, for breach of duty to us and our shareholders, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

         Our Restated and Amended Bylaws provide for indemnification of our officers, directors, employees, and other agents to the extent and under the circumstances permitted by California law. In all cases where indemnification is permitted by the Restated and Amended Bylaws, a determination to indemnify such person must be made when ordered by a court and must be made in a specific case upon a determination that indemnification is required or proper in the circumstances. Such determination must be made:

         o by our board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding which is the subject of the request for indemnification; or

         o if such a quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

         o    by a majority of our shareholders.

         To the extent indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Telenetics under the above provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

         As of June 30, 2004, the record date, a total of 50,372,386 shares of our common stock were outstanding. The following table sets forth information as of that date regarding the beneficial ownership of our common stock by:

         o each person known by us to own beneficially more than five percent, in the aggregate, of the outstanding shares of our common stock as of the date of the table;

         o    each of our directors and director nominees;

         o each of our named executive officers in the Summary Compensation Table contained elsewhere in this document; and

         o all of our directors, director nominees and current executive officers as a group.

         Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to the table, we believe each holder possesses sole voting and investment power with respect to all of the shares of common stock owned by that holder, subject to community property laws where applicable. In computing the number of shares beneficially owned by a holder and the percentage ownership of that holder, shares of common stock subject to options or warrants held by that holder that are currently exercisable or are exercisable within 60 days after the date of the table are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person or group.

         As described below under the heading "Certain Relationships and Related Transactions," SDS Merchant Fund, L.P., Dolphin Offshore Partners, L.P., Michael
N. Taglich, Tag Kent Partners and Gary P. Arnold hold 2003 restructuring warrants. Each of the 2003 restructuring warrants prohibits its holder from exercising the warrant to the extent that exercise of the warrant would result in the holder beneficially owning in excess of 4.999% or 9.999% of our outstanding shares of common stock.

         A holder of a 2003 restructuring warrant may waive the 4.999% limitation upon 60 days' prior written notice to us. Also, these limitations do not preclude a holder from exercising a warrant and selling shares underlying the warrant in stages over time where each stage does not cause the holder and its affiliates to beneficially own shares in excess of the limitation amounts. In light of the limitations contained in the 2003 restructuring warrants, the number of shares shown in the table as beneficially owned by Michael N. Taglich has been limited to 4.999% of the shares of our common stock outstanding as of the date of the table, and the numbers of shares shown in the table as beneficially owned by Dolphin Offshore Partners, L.P. and SDS Merchant Fund, L.P. consist only of the outstanding shares of common stock that those holders beneficially owned as of the date of the table and does not include any shares issuable upon conversion of their 2003 restructuring warrants or other derivative securities.

         Except as indicated in the footnotes to the following table, the address for each named beneficial owner 39 Parker, Suite 100, Irvine, California 92618.

                                                                                       PERCENT OF
                                                          AMOUNT AND NATURE OF        COMMON STOCK
NAME OF BENEFICIAL OWNER                                  BENEFICIAL OWNERSHIP      BENEFICIALLY OWNED

Dolphin Offshore Partners, L.P.......................         11,935,807(1)               23.70%
SDS Merchant Fund, L.P...............................          5,560,380(2)               11.79%
Michael N. Taglich...................................          2,572,578(3)                4.99%
John D. McLean.......................................          1,254,517(4)                2.47%
David L. Stone.......................................          1,030,333(5)                2.03%
Gary P. Arnold.......................................            266,246(6)                *
Robert Schroeder.....................................            702,805(7)                1.38%
William C. Kosoff....................................            349,859(8)                *
David B. Parshall....................................             50,000(9)                *
All directors, and executive officers
   as a group (7 persons)............................          6,668,603(10)              12.44%
-------------------

*      Less than 1.00%
(1) Due to beneficial ownership limitations, the number shown represents only outstanding shares and excludes 3,599,878 shares underlying a warrant. If beneficial ownership limitations were disregarded, this holder would beneficially own 15,535,685 shares representing approximately 28.78% of our outstanding common stock. Power to vote or dispose of the shares is held by Peter E. Salas as general partner. The address for Mr. Salas is 129 East 17th Street, New York, New York 10003.

(2) Due to beneficial ownership limitations, the number shown represents only outstanding shares and excludes 2,553,105 shares underlying a warrant. If beneficial ownership limitations were disregarded, this holder would beneficially own 8,113,485 shares representing approximately 15.33% of our outstanding common stock. Power to vote or dispose of the shares is held by SDS Capital Partners, LLC, as general partner. Steve Derby is the managing member of SDS Capital Partners, LLC. The address for SDS Merchant Fund, L.P. is c/o SDS Capital Partners, One Sound Shore Drive, Greenwich, Connecticut 06830.
(3) Includes 90,129 shares held in Mr. Taglich's 401(k) account, 360,512 shares held by Taglich Brothers, Inc., an NASD member firm that has acted as placement agent for Telenetics from time to time (TBI) and 407,517 shares held by Tag Kent Partners (TKP). Also includes a maximum aggregate of 1,089,476 shares of common stock that may be issued upon exercise of warrants held by Mr. Taglich and Tag Kent Partners without waiver of beneficial ownership limitations. If beneficial ownership limitations were disregarded, this holder would beneficially own 3,014,843 shares representing approximately 5.81% of our outstanding common stock. Mr. Taglich is a director and president of TBI and is general partner of TKP. Mr. Taglich is a director and chairman of the board of Telenetics. The address for Mr. Taglich is c/o Taglich Brothers, Inc., 1370 6th Avenue, 31st Floor, New York, New York 10019.
(4) Includes 460,000 shares underlying options. Mr. McLean is our chief operating officer.
(5) Includes 385,000 shares underlying options, 64,500 shares held in Mr. Stone's individual retirement account and 35,500 shares held by Mr. Stone's daughter. Mr. Stone is our chief executive officer, president and chief financial officer and disclaims beneficial ownership of the shares held by his daughter.
(6) Includes 85,104 shares underlying a warrant. Mr. Arnold is a director of Telenetics and holds the warrant and shares in joint tenancy with his spouse.
(7) Includes 502,672 shares underlying warrants and 70,000 shares underlying options. Mr. Schroeder is a director of Telenetics and is an employee of TBI.
(8) Includes 10,885 shares held by Mr. Kosoff's spouse and 170,000 shares underlying options. Mr. Kosoff is a director and employee of Telenetics and disclaims beneficial ownership of the shares held by his spouse.
(9) Represents 50,000 shares underlying options. Mr. Parshall is a director of Telenetics.
(10) Includes 1,878,034 shares underlying warrants and 1,185,000 shares underlying options and disregards beneficial ownership limitations that apply to Mr. Taglich and TKP.

EQUITY COMPENSATION PLAN INFORMATION

         The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2003.

                                                                                              NUMBER OF SECURITIES
                                                                                             REMAINING AVAILABLE FOR
                                           NUMBER OF SECURITIES                               FUTURE ISSUANCE UNDER
                                             TO BE ISSUED UPON          WEIGHTED-AVERAGE       EQUITY COMPENSATION
                                          EXERCISE OF OUTSTANDING      EXERCISE PRICE OF         PLANS (EXCLUDING
                                            OPTIONS, WARRANTS         OUTSTANDING OPTIONS,      SECURITIES REFLECTED
PLAN CATEGORY                                   AND RIGHTS            WARRANTS AND RIGHTS          IN COLUMN (a))
-------------                               ------------------        -------------------       -------------------
                                                   (a)                        (b)                        (c)
Equity compensation plans approved
by security holders                            3,474,000(1)                 $0.51                    1,213,000(2)

Equity compensation plans not
approved by security holders                   2,090,000(3)                 $1.73                           --
                                               ------------                                          ------------
Total                                          5,564,000                                             1,213,000
-------------------

(1) Represents shares of common stock underlying options that were outstanding under our 2001 Employee Stock Purchase Plan and our 1998, 2000 and 2001 Stock Option Plans.
(2) Represents shares of common stock available for issuance under options that may be issued under our 2001 Employee Stock Purchase Plan and our 1998, 2000 and 2001 Stock Option Plans.
(3) Represents shares of common stock underlying non-qualified options that were outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In January 2001, we issued a 7% convertible subordinated debenture due January 2, 2003 in the principal amount of $2,115,000 to Dolphin Offshore Partners L.P. in a private offering. The note was convertible into common stock at any time. We had the right to force conversion of the debenture after August 2, 2001 if at the time we desired to force conversion, the registration statement covering shares of common stock issuable upon conversion of the debenture was effective and the average of the closing bid price per share for 20 consecutive trading days ending five days prior to the date of forced conversion was at least $2.00. This debenture was modified in June 2001 and was reinvested in our April 1, 2002 note offering, as described below. In connection with the offering of this debenture, we issued five-year placement warrants to purchase up to an aggregate of 350,000 shares of common stock at an initial exercise price of $0.80 per share to Michael N. Taglich, who subsequently transferred 257,450 of those warrants to 14 other principals and employees of Taglich Brothers, Inc.

         In January 2001, we issued a note in the principal amount of $325,000 to Dolphin Offshore Partners L.P. in a private offering. The note's original interest rate was 12% per annum. Principal and all accrued interest under the note originally were due April 22, 2001 or upon any earlier demand by Dolphin Offshore Partners L.P. The interest rate and maturity date were later modified, as described below.

         In January 2001, we issued a 6.5% junior convertible subordinated debenture due January 23, 2003 in the principal amount of $75,000 in the name of Michael N. Taglich, which debenture was assigned to Tag Kent Partners, a limited partnership of which Mr. Taglich is the general partner. Tag Kent Partners reinvested this debenture in our April 1, 2002 note offering described below. In connection with the offering of this debenture, we issued five-year placement warrants to purchase up to 5,515 and 5,514 shares of common stock, respectively, at an initial exercise price of $0.81 per share, to Michael N. Taglich and another principal of Taglich Brothers, Inc.

         Effective June 29, 2001, we entered into a note modification agreement with Dolphin Offshore Partners, L.P. Under the agreement, Dolphin Offshore Partners, L.P. waived any default by us under the 7% convertible subordinated debenture that occurred through September 30, 2001. In addition, interest rates and payment dates on the debenture and the two outstanding notes due to Dolphin Offshore Partners, L.P. were revised. Effective July 1, 2001, the interest rate of the 7% convertible subordinated debenture increased to 10% per annum, and the payment dates changed from semi-annual payments of interest in arrears on January 2 and July 2 of each year to quarterly payments in arrears on March 2, June 2, September 2 and December 2 of each year. The maturity date of the $325,000 note was extended from April 22, 2001 to July 2, 2002. Also, the interest rate of the $325,000 note increased from 12% to 15% per annum for the period from October 1, 2001 to December 31, 2001, and from 15% to 18% per annum commencing on January 1, 2002. Effective July 1, 2001, the interest rate of the $250,000 note increased from 10% to 15% per annum.

         Effective January 23, 2002, we issued $2,087,500 in principal amount of senior secured convertible promissory notes due January 23, 2005 to thirteen accredited investors in exchange for $1,975,000 cash and the cancellation of $112,500 in outstanding indebtedness. The cash included $1,500,000 from SDS Merchant Fund, L.P., $25,000 from Michael N. Taglich and $50,000 from Gary P. Arnold and his spouse. The cancellation of indebtedness consisted of the cancellation of the $75,000 principal balance of the 6.5% junior convertible subordinated debenture due January 23, 2003 and the $37,500 principal balance of the 10% subordinated unsecured promissory note due 2001, both of which were held by Tag Kent Partners. Effective March 1, 2002, we issued $162,500 in principal amount of secured convertible promissory notes due March 1, 2005 to five accredited investors. Effective April 1, 2002, we issued a secured convertible promissory note in the principal amount of $2,115,000 to Dolphin Offshore Partners, L.P. in consideration for the cancellation of the principal balance of its convertible subordinated debenture due January 2, 2003. We granted the holders of the January 23, 2002 notes, the March 1, 2002 notes and the April 1, 2002 note (collectively, the "2002 notes") a continuing security interest in all of our inventory. The 2002 notes were accompanied by immediately vested and exercisable five-year warrants, or note warrants, to purchase up to an aggregate of 7,429,543 shares of common stock at an initial exercise price of $0.44064 per share (collectively, the "2002 note warrants"). Of the 2002 note warrants, Dolphin Offshore Partners, L.P., SDS Merchant Fund, L.P., Michael N. Taglich, Tag Kent Partners and Gary P. Arnold received note warrants to purchase up to 3,599,878 shares, 2,553,105 shares, 42,552 shares, 191,483 shares, and 85,104 shares of common stock, respectively.

         The 2002 notes initially bore interest at 6% per annum and are redeemable at a substantial premium under some circumstances. The principal balances of the 2002 notes are convertible into common stock at any time or from time to time at the option of the holders, subject to the beneficial ownership limitations described below under the heading "Beneficial Ownership of Principal Security Holders and Management." The initial conversion price of the 2002 notes was $0.44064. At the initial conversion price, the 2002 notes and note warrants held by each of SDS Merchant Fund, L.P. and Dolphin Offshore Partners, L.P. would have been convertible for or exercisable into more than 5% of our outstanding shares of common stock if those 2002 note investors had waived beneficial ownership limitations. In addition, the conversion of 2002 notes at the initial conversion price and the exercise of the 2002 note warrants held by Michael N. Taglich and Tag Kent Partners would have caused Mr. Taglich to beneficially own in excess of 5% of our outstanding shares of common stock if Mr. Taglich or Tag Kent Partners had waived beneficial ownership limitations. As discussed below, the 2002 notes held by were modified in March 2003.

         In connection with the private placements of the 2002 notes and 2002 note warrants, we issued to seven principals and employees of Taglich Brothers, Inc., which persons included Michael N. Taglich and our director Robert Schroeder, immediately vested and exercisable five-year warrants to purchase up to an aggregate of 510,621 shares of common stock at an initial exercise price of $0.52877 per share. Of those warrants, Mr. Taglich and Mr. Schroeder received warrants to purchase up to 134,686 and 68,084 shares of common stock, respectively The cash proceeds of the offerings of 2002 notes and 2002 note warrants, after payment of placement agent fees to Taglich Brothers, Inc., were approximately $1,923,750. We were required to use a portion of the proceeds to repay the $300,000 principal balance plus interest that had accrued at 10% per annum on a 30-day bridge loan that we had obtained from SDS Merchant Fund, L.P. in January 2002.

         Effective June 30, 2002, we entered into a note modification agreement with Dolphin. Under the agreement, the maturity dates of the $325,000 note and the $250,000 10% note were extended from July 2, 2002 to July 15, 2002, and the due dates of all remaining payments due or to become due under each of those notes were extended to July 15, 2002. Under the agreement, effective as of July 15, 2002, Dolphin surrendered for cancellation the $325,000 note and the $250,000 note, and we paid to Dolphin the sum of $25,000 plus all accrued and unpaid interest on each of those notes through July 15, 2002. The note accrues interest at a rate of 12% per annum, except that if a minimum monthly installment is not paid by its due date, then interest on the unpaid principal portion of the note accrues at a rate of 18% per annum until the installment is paid. The note provides that if at any time three minimum monthly installments remain due and unpaid, then the note immediately becomes due and payable. Also, for so long as the note remains outstanding, the note prohibits us from paying cash compensation, other than expense reimbursement, to our directors in consideration for director services rendered on or after May 15, 2002, and prohibits us from making common stock dividends and repurchases and engaging in recapitalizations involving the payment of cash, notes or other debt instruments in exchange for shares of our common stock.

         During 2002, holders of shares of 2000 Series A Preferred Stock converted 12.21 shares of 2000 Series A Preferred Stock into an aggregate of 602,365 shares of common stock at a conversion price of $0.2027 per common share and 2.88 shares of 2000 Series A Preferred Stock into an aggregate of 550,000 shares of common stock at a conversion price of $0.0523. The preferred stock conversion at $0.0523 triggered the repricing of warrants issued to investors in our offering of Series A (1999) Convertible Preferred Stock (the "Taglich Investor Warrants") and the repricing of placement agent warrants issued in connection with that offering (the "Taglich Placement Warrants"). The Taglich Investor Warrants and Taglich Placement Warrants had previously been adjusted based upon earlier issuances of securities at offering or exercise prices that were below the exercise prices of the Taglich Investor Warrants and the Taglich Placement Warrants. As a result of the preferred stock conversion, the number of shares of the Company's common stock issuable upon exercise of outstanding Taglich Investor Warrants and Taglich Placement Warrants was increased to an aggregate of 2,943,848 shares. The exercise price of the Taglich Investor Warrants for 2,126,234 shares was adjusted downward to $0.0523 per share and the exercise price for the Taglich Placement Warrants for 817,614 shares was adjusted downward to $0.10 per share. Through April 14, 2004, all the Taglich Investor Warrants were exercised for cash. On April 14, 2004, Taglich Placement Warrants were exercised for an aggregate of 586,614 shares for cash, including 293,307 shares to Michael Taglich. The remaining Taglich Placement Warrants to acquire 231,000 shares expired.

         Between November 2000 and November 2001, Blue Line Communications Warehouse, Inc., a company of which William C. Kosoff is the sole remaining director and a major shareholder, resold approximately $250,000 of our products. Blue Line ceased operations in December 2001. Mr. Kosoff is a founder and long-time employee who became a director of Telenetics on May 15, 2002 after having served as a director and executive officer of Telenetics during various prior periods. During 2003, Blue Line accounted for all its debts, which included $21,757 due to us, all of which was paid at December 31, 2003.

         In June 2002, we granted Mr. Kosoff a 10-year option to purchase up to 80,000 shares of common stock at an exercise price of $0.115 per share under our Amended and Restated 2001 Stock Option Plan. The option is scheduled to vest and become exercisable in four equal quarterly installments commencing September 11, 2002.

         On February 14, 2003, the board of directors approved the issuance of shares of common stock at a rate of $0.075 per share to all directors in lieu of payment to them of amounts accrued and outstanding under the compensation plan adopted in May 2002. An aggregate of 637,666 shares of common stock were issued to Michael Taglich, Bradley Jacobs and Taglich Brothers Inc. in lieu of payment to Messrs. Taglich, Jacobs and Schroeder of an aggregate of $47,825 in outstanding compensation.

         On February 29, 2003, we issued David Stone, John McLean and William Kosoff, an aggregate of 1,073,154 shares of common stock, with a fair market value of $80,487, for a 2002 bonus accrual.

         Effective March 1, 2003, we entered into a modification agreement with holders of the 2002 notes held by SDS Merchant Fund, L.P., Dolphin Offshore Partners, L.P., Michael N. Taglich, Tag Kent Partners, Gary P. Arnold and 14 others. Pursuant to the modification agreement we issued replacement notes in the aggregate amount of $4,618,943 that included unpaid principal and accrued interest through June 30, 2003. The notes bear interest at 9% per annum commencing March 1, 2003. Interest payments will be paid quarterly in arrears commencing September 30, 2003. Principal payments will be paid quarterly on February 15, May 15, August 15 and November 15 in each year commencing on August 15, 2003. The amount of the quarterly principal payments will be 10% of the then outstanding principal balance for the 2002 notes with the exception of the Dolphin Offshore Partners, L.P. note, which will be 5% of the then outstanding principal balance. All unpaid principal and accrued interest will be due and payable at maturity on March 1, 2006. Cross default provisions apply to secured debt only and any indebtedness to Corlund Electronics or its successors is excluded. All outstanding 2002 note warrants to purchase our common stock held by the participating 2002 noteholders have been amended to provide for a fixed exercise price equal to the current exercise price (amended warrants collectively, the "2003 restructuring warrants"). In addition, for each $1 of principal and accrued interest outstanding on February 28, 2003, the holder received 3.5 shares of our common stock. The shares of common stock issued in connection with the issuance of the replacement notes, including the shares of common stock underlying the 2003 restructuring warrants, carry piggy-back registration rights. The March 1, 2002 investors in the 2002 notes will be treated pari passu with the January 23, 2002 investors as to security for the repayment of the replacement notes which security consists of our inventory. The holders agreed to waive any and all defaults in connection with the replaced notes.

         Effective April 15, 2004, Dolphin Offshore Partners, L.P. transferred two notes with original principal balances of $2.1 million and $1 million to Dolphin Direct Equity Partners.

         We are or have been a party to various employment, consulting and compensation arrangements with related parties, as more particularly described above under the headings "Compensation of Executive Officers," "Compensation of Directors," and "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

AUDIT COMMITTEE REPORT

         The audit committee of the board of directors of Telenetics Corporation discussed with the independent auditors of Telenetics Corporation all matters required to be discussed by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees." Prior to the inclusion and filing with the Securities and Exchange Commission of the consolidated audited financial statements in Telenetics Corporation's annual report on Form 10-KSB for the year ended December 31, 2003, the audit committee discussed with management and reviewed Telenetics Corporation's consolidated audited financial statements. In addition, the audit committee obtained from the independent auditors a formal written statement indicating that no relationships exist between the auditors and Telenetics Corporation that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independent Discussions with Audit Committees," discerned from discussions with the auditors that no relationships exist that may impact their objectivity and independence and satisfied itself as to the auditors' independence. Prior to the filing of the Form 10-KSB with the Securities and Exchange Commission, and based on the review and discussions referenced above, the audit committee recommended to the board of directors that the audited financial statements be included in the Form 10-KSB.

                                       Respectfully submitted,

                                       Audit Committee of Telenetics Corporation
                                          Gary Arnold
                                          David Parshall

PRINCIPAL ACCOUNTANT FEES AND SERVICES.

         The following table sets forth the aggregate fees billed to us for services rendered to us for the years ended December 31, 2003 and 2002 by our independent auditors, Haskell & White LLP and BDO Seidman, LLP:

          FEE CATEGORY                          2003                  2002
          ------------                          ----                  ----
          Audit Fees                             $85,162 (a)        $88,100 (c)
          Audit Fees                                  --            $29,200 (d)
          Tax Fees                               $11,750            $11,500
          All Other Fees                         $16,030 (b)       $  2,500 (e)
          All Other Fees                              --            $51,500 (f)
-------------------

(a) Includes Haskell & White LLP fees for the audit of our annual consolidated financial statements for the year ended December 31, 2003, and the reviews of the condensed consolidated financial statements included in our quarterly report on Form 10-QSB at March 31, 2003, June 30, 2003 and September 30, 2003.

(b) Includes Haskell & White LLP fees for Securities and Exchange Commission matters and review of expense reports and expense reporting policy of $8,600.

(c) Includes Haskell & White LLP fees for the audit of our annual consolidated financial statements for the year ended December 31, 2002, and the review of the condensed consolidated financial statements included in our quarterly report on Form 10-QSB at September 30, 2002.

(d) Includes BDO Seidman, LLP fees for the reviews of the condensed consolidated financial statements included in our quarterly reports on Form 10-QSB at March 31, 2002, June 30, 2002 and September 30, 2002.

(e) Includes Haskell & White LLP fees for Securities and Exchange Commission matters.

(f) Includes BDO Seidman, LLP fees for consents relating to registration statements of $42,100 and fees for consulting of $9,400.

         Our audit committee pre-approves all services provided by Haskell & White LLP.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

         On November 12, 2002, BDO Seidman, LLP, or BDO, the independent accounting firm that we engaged as principal accountant to audit our financial statements, advised our audit committee that the client-auditor relationship with BDO had ceased on that date.

         The audit reports of BDO on our consolidated financial statements for the years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that BDO's report contained a separate paragraph stating:

                  "The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has net capital and working capital deficiencies that, among other things, raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."

         In connection with the audits of the two years ended December 31, 2001, and during the subsequent interim period through November 12, 2002, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to BDO's satisfaction, would have caused BDO to make reference to the subject matter of the disagreement in connection with its opinion. In addition, there were no reportable events as described in Item 304(a)(1)(iv)(B) of Regulation S-B under the Securities Act of 1933, as amended, except as described in the following paragraph.

         In connection with BDO's review of our results for the quarter ended September 30, 2002, BDO raised certain questions about the accounting for material transactions between us and Corlund Electronics, our former subcontract manufacturer. BDO discussed with our audit committee the subject matter of those questions and indicated that because of the significance of those unresolved questions, they were unable to complete their review of the condensed consolidated financial statements prepared for inclusion in our Form 10-QSB for September 30, 2002. BDO indicated that because they believe the matters in question may impact prior quarters in 2002, BDO withdrew their previously issued review reports with respect to the condensed consolidated financial statements included in our Form 10-QSBs for March 31, 2002 and June 30, 2002.

         On November 13, 2002, we engaged Haskell & White LLP as our new certifying accountants. Our decision to engage Haskell & White LLP was approved by our audit committee. We had not consulted with Haskell & White LLP in the past regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on our financial statements or as to any disagreement or reportable event as described in Item 304(a)(1)(iv) of Regulation S-B. We authorized BDO to respond fully to inquiries of Haskell & White LLP regarding the reportable event described above and BDO's audit of our consolidated financial statements for the year ended December 31, 2001 and BDO's reviews of our condensed consolidated financial statements for the quarters ended March 31, 2002 and June 30, 2002.

            APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                                  (PROPOSAL 2)

         Our board of directors has selected Haskell & White LLP as the independent registered public accounting firm to audit and comment on our financial statements for the year ending December 31, 2004, and to conduct whatever audit functions are deemed necessary. Haskell & White LLP audited our financial statements for the years ended December 31, 2003 and 2002 that were included in our most recent annual report on Form 10-KSB.

         We anticipate that a representative of Haskell & White LLP will be present at the 2004 annual meeting and will be given the opportunity to make a statement, if desired, and to respond to appropriate questions, if any, concerning their engagement.

REQUIRED VOTE OF SHAREHOLDERS AND BOARD RECOMMENDATION

         Although a vote of shareholders is not required on this proposal, our board of directors is asking our shareholders to ratify the selection of our independent registered public accounting firm. The affirmative vote of a majority of the shares of common stock represented and voting on this proposal will constitute shareholder ratification of the selection, provided that the number of shares voting in favor of the proposal equals at least a majority of the quorum. If shareholder approval of this proposal is not obtained, our board of directors may reconsider its selection of independent registered public accounting firm.

         OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

                                  OTHER MATTERS

         Our board of directors knows of no other matters to be brought before the 2004 annual meeting. However, if other matters should come before the 2004 annual meeting, it is the intention of the person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

                                  ANNUAL REPORT

         A copy of our annual report to the Securities and Exchange Commission on Form 10-KSB for the year ended December 31, 2003 is available without charge to any person from whom the accompanying proxy is solicited and may be obtained by writing to Investor Relations Department, Telenetics Corporation, 25111 Arctic Ocean, Lake Forest, California 92630 (telephone number (949) 455-4000).

                       SUBMISSION OF SHAREHOLDER PROPOSALS

         Under Rule 14a-8 of the Securities and Exchange Commission, proposals by shareholders that are intended for inclusion in our proxy statement and proxy and to be presented at our 2005 annual meeting must be received by us by March 9, 2005, in order to be considered for inclusion in our proxy materials. These proposals must be addressed to our Secretary and may be included in next year's proxy materials if they comply with certain rules and regulations of the Securities and Exchange Commission governing shareholder proposals. For all other proposals by shareholders to be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of Telenetics not later than May 31, 2005. If a shareholder fails to so notify us of any such proposal prior to such date, management of Telenetics will be allowed to use their discretionary voting authority with respect to proxies held by management when the proposal is raised at the annual meeting, without any discussion of the matter in our proxy statement.

                                                                      APPENDIX A

                                                                  March 26, 2004


                              AMENDED AND RESTATED
                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                                       OF
                             TELENETICS CORPORATION


PURPOSE AND SCOPE

         The primary function of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Telenetics Corporation (the "Company") is to
(a) assist the Board in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Company to the Securities and Exchange Commission ("SEC"), the Company's shareholders or to the general public, and
(ii) the Company's internal financial and accounting controls, (b) oversee the appointment, compensation, retention and oversight of the work performed by any independent public accountants engaged by the Company and (c) recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of the Company's financial condition and results of operations.

COMPOSITION

         The Committee shall be comprised of a minimum of two directors as appointed by the Board of Directors, who shall meet the independence, audit committee composition requirements promulgated by the SEC, the National Association of Securities Dealers, any exchange upon which securities of the Company are traded, or any governmental or regulatory body exercising authority over the Company (each a "Regulatory Body" and collectively, the "Regulatory Bodies"), as in effect from time to time, and each member of the Committee shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

         At the time of his or her appointment to the Committee, each member of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Further, at least one member of the Committee shall qualify as an "audit committee financial expert" as such term is defined by Item 401(e) of Regulation S-B of the Securities Act of 1933, as amended.

         The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties the Committee shall carry out the following specific activities:

         A.       DOCUMENT REVIEW

                           1. Review and reassess the adequacy of this Charter
                  periodically as conditions dictate, but at least annually, and recommend any proposed changes to the Board of Directors for approval.

                           2. Review with representatives of management and
                  representatives of the independent accounting firm the Company's audited annual financial statements prior to their filing as part of the Annual Report on Form 10-KSB. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Company's annual report on Form 10-KSB. The Committee shall also review the Company's quarterly financial statements prior to their inclusion in the Company's quarterly SEC filings on Form 10-QSB.

                           3. Take steps designed to insure that the independent
                  accounting firm reviews the Company's interim financial statements prior to their inclusion in the Company's quarterly reports on Form 10-QSB.

         B.       INDEPENDENT ACCOUNTING FIRM

                           1. The Committee shall be directly responsible for
                  the appointment, compensation, retention and oversight of the work of any independent accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or related work. The Committee shall have the ultimate authority and responsibility to appoint, evaluate and, when warranted, replace such independent accounting firm (or to recommend such replacement for shareholder approval in any proxy statement).

                           2. Resolve any disagreements between management and
                  the independent accounting firm as to financial reporting matters.

                           3. Instruct the independent accounting firm that it
                  should report directly to the Committee on matters pertaining to the work performed during its engagement and on matters required by applicable Regulatory Body rules and regulations.

                           4. On an annual basis, receive from the independent
                  accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Company consistent with Independence Standards Board Standard
                  1. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take appropriate action to oversee the independence of the independent accounting firm.

                           5. On an annual basis, discuss with representatives
                  of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards 61, as it may be modified or supplemented.

                           6. Meet with the independent accounting firm prior to
                  the audit to review the planning and staffing of the audit and consider whether or not to approve the auditing services proposed to be provided.

                           7. Evaluate the performance of the independent
                  accounting firm and consider the discharge of the independent accounting firm when circumstances warrant. The independent accounting firm shall be ultimately accountable to the Board of Directors and the Committee.

                           8. Consider in advance whether or not to approve any
                  non-audit services to be performed by the independent accounting firm required to be approved by the Committee pursuant to the rules and regulations of any applicable Regulatory Body.

                           9. The Committee shall have the authority to oversee
                  and determine the compensation of any independent accounting firm engaged by the Company.

                           10. Ensure the rotation of the audit partners as
                  required by Section 10A(j) of the Securities Exchange Act of 1934, as amended, and consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

                           11. Recommend to the Board of Directors policies for
                  the Company's hiring of employees or former employees of the independent auditor consistent with Section 10A(l) of the Securities Exchange Act of 1934, as amended.

         C.       FINANCIAL REPORTING PROCESSES

                           1. In consultation with the independent accounting
                  firm and management, review annually the adequacy of the Company's internal financial and accounting controls.

                           2. Review disclosures made to the Committee by the
                  Company's chief executive officer and chief financial officer in connection with their certifications of the Company's reports on Form 10-KSB and Form 10-QSB, including disclosures concerning (a) evaluations of the design and operation of the Company's internal financial and accounting controls, (b) any significant deficiencies discovered in the design and operation of the Company's internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data, and (c) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. The Committee shall direct the actions to be taken and/or make recommendations to the Board of Directors of actions to be taken to the extent such disclosures indicate the finding of any significant deficiencies in internal controls or fraud.

                           3. Regularly review the Company's critical accounting
                  policies and accounting estimates resulting from the application of these policies and inquire at least annually of both the Company's internal auditors and the independent accounting firm as to whether either has any concerns relative to the quality or aggressiveness of management's accounting policies.

         D.       COMPLIANCE

                           1. Obtain from the independent auditor assurance that
                  Section 10A(b) of the Securities Exchange Act of 1934, as amended, has not been implicated.

                           2. Obtain reports from management and the independent
                  auditor that the Company and its subsidiaries and affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics.

                           3. To the extent deemed necessary by the Committee,
                  it shall have the authority to engage outside counsel, independent accounting consultants and/or other experts at the Company's expense to review any matter under its responsibility.

                           4. Establish written procedures for (a) the receipt,
                  retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

                           5. Investigate any allegations that any officer or
                  director of the Company, or any other person acting under the direction of any such person, took any action to fraudulently influence, coerce, manipulate, or mislead any independent public or certified accountant engaged in the performance of an audit of the financial statements of the Company for the purpose of rendering such financial statements materially misleading and, if such allegations prove to be correct, take or recommend to the Board of Directors appropriate disciplinary action.

                           6. Discuss with the Company's legal counsel matters
                  that may have a material impact on the financial statements or the compliance policies.

                           7. Review and approve in advance any proposed related
                  party transactions.

         D.       REPORTING

                           1. Prepare, in accordance with the rules of the SEC
                  as modified or supplemented from time to time, a written report of the audit committee to be included in the Company's annual proxy statement for each annual meeting of stockholders.

                           2. To the extent required by any Regulatory Body,
                  instruct the Company's management to disclose in its Form 10-KSB and Form 10-QSB's the approval by the Committee of any nonaudit services performed by the independent accounting firm, and review the substance of any such disclosure.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

                                                                      APPENDIX B

                                                                  March 26, 2004


                      CHARTER OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                                       OF
                             TELENETICS CORPORATION

PURPOSE

         The purpose of the Compensation Committee of Telenetics Corporation (the "Company") established pursuant to this charter is to (i) act as Administrator of the Company's various Stock Option Plans (collectively, the "Plans") as described in each of the Plans, (ii) review forms of compensation to be provided to the officers and employees of the Company, including stock compensation, (iii) grant options to purchase common stock of the Company to employees and executive officers of the Company and (iv) review and make recommendations to the Board of Directors regarding all forms of compensation to be provided to the directors of the Company, including stock compensation. The Compensation Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board of Directors from time to time prescribes.

MEMBERSHIP

         The Compensation Committee shall consist of a minimum of two (2) "non-employee directors" of the Company as such term is defined in Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The members of the Compensation Committee will be outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The members of the Compensation Committee are appointed by and serve at the discretion of the Board of Directors.

RESPONSIBILITIES

         The responsibilities of the Compensation Committee are set forth below:

         o The Compensation Committee shall review and make recommendations to the Board of Directors regarding the compensation policy for executive officers and directors of the Company, and such other officers of the Company as directed by the Board of Directors.

         o The Compensation Committee shall review and approve the Company's compensation policy regarding all forms of compensation (including, to the extent relevant, all "plan" compensation, as such term is defined in Item 402(a)(7) of Regulation S-K promulgated by the Securities and Exchange Commission, and all non-plan compensation) to be provided to the officers and employees of the Company.

         o The Compensation Committee shall review recommendations from the Chief Executive Officer of the Company regarding all forms of compensation (including, to the extent relevant, all "plan" compensation, as such term is defined in Item 402(a)(7) of Regulation S-K promulgated by the Securities and Exchange Commission, and all non-plan compensation) to be provided to the non-employee directors of the Company.

         o The Compensation Committee shall review and make recommendations to the Board of Directors regarding general compensation goals and guidelines for the Company's employees and officers and the criteria by which bonuses to the Company's employees and officers are determined.

         o The Compensation Committee shall review recommendations from the Chief Executive Officer of the Company regarding all bonus and stock compensation to all employees of the Company.

         o The Compensation Committee shall act as Administrator (as described in each of the Plans) of the Plans within the authority delegated by the Board of Directors. In its administration of the Plans, the Compensation Committee may, (i) grant stock options to individuals eligible for such grants (including grants to individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") in compliance with Rule 16b-3 thereunder) and (ii) amend such stock options.

         o The Compensation Committee shall review and make recommendations to the Board of Directors with respect to amendments to the Plans and changes in the number of shares reserved for issuance thereunder.

         o The Compensation Committee shall review and make recommendations to the Board of Directors regarding other plans that are proposed for adoption or adopted by the Company for the provision of compensation to employees of, directors of and consultants to the Company.

         o The Compensation Committee shall prepare a report (to be included in the Company's proxy statement) that describes: (a) the criteria on which compensation paid to the Chief Executive Officer for the last completed fiscal year is based; (b) the relationship of such compensation to the Company's performance; and (c) the Compensation Committee's executive compensation policies applicable to executive officers.

         o The Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed charges to the Board of Directors for approval.

MEETINGS

         It is anticipated that the Compensation Committee will meet at least twice each year. However, the Compensation Committee may establish its own schedule, which it will provide to the Board of Directors in advance. At a minimum of one of such meetings annually, the Compensation Committee will consider stock plans, performance goals and incentive awards, and the overall coverage and composition of the compensation package.

MINUTES

         The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS

         The Compensation Committee will provide written reports to the Board of Directors of the Company regarding recommendations of the Compensation Committee submitted to the Board of Directors for action, and copies of the written minutes of its meetings.

                                                                      APPENDIX C


                                                                  March 26, 2004


                                 CHARTER OF THE
                              NOMINATING COMMITTEE
                            OF THE BOARD OF DIRECTORS
                                       OF
                             TELENETICS CORPORATION

PURPOSE

         The purpose of the Nominating Committee of the Board of Directors of Telenetics Corporation (the "Company") is to ensure that the Board of Directors is properly constituted to meet its fiduciary obligations to stockholders and the Company and that the Company has and follows appropriate governance standards. To carry out this purpose, the Nominating Committee shall: (1) assist the Board of Directors by identifying prospective director nominees and to recommend to the Board of Directors nominees for the next annual meeting of stockholders; (2) develop and recommend to the Board of Directors the governance principles applicable to the Company; (3) oversee the evaluation of the Board of Directors and management; and (4) recommend to the Board of Directors nominees for each committee.

COMMITTEE MEMBERSHIP AND ORGANIZATION

         o    The Nominating Committee shall be comprised of no fewer than two
              (2) members.

         o The members of the Nominating Committee shall meet the independence requirements of the National Association of Securities Dealers.

         o The members of the Nominating Committee shall be appointed and replaced by the Board of Directors.

COMMITTEE RESPONSIBILITIES AND AUTHORITY

         o Evaluate the current composition, organization and governance of the Board of Directors and its committees, determine future requirements and make recommendations to the Board of Directors for approval.

         o Determine on an annual basis desired Board of Director qualifications, expertise and characteristics and conduct searches for potential Board of Director members with corresponding attributes. Evaluate and propose nominees for election to the Board of Directors. In performing these tasks the Nominating Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates.

         o Oversee the Board of Directors' performance evaluation process including conducting surveys of director observations, suggestions and preferences.

         o    Form and delegate authority to subcommittees when appropriate.

         o Evaluate and make recommendations to the Board of Directors concerning the appointment of directors to Board of Directors committees, the selection of Board of Directors committee chairs, and proposal of the Board of Directors slate for election.

         o Consider shareholder nominees for election to the Board of Directors.

         o Evaluate and recommend termination of membership of individual directors in accordance with the Board of Directors' governance principles, for cause or for other appropriate reasons.

         o Conduct an annual review on succession planning, report its findings and recommendations to the Board of Directors, and work with the Board of Directors in evaluating potential successors to executive management positions.

         o Coordinate and approve Board of Directors and committee meeting schedules.

         o    Make regular reports to the Board of Directors.

         o Review and re-examine this Charter annually and make recommendations to the Board of Directors for any proposed changes.

         o    Annually review and evaluate its own performance.

         o In performing its responsibilities, the Nominating Committee shall have the authority to obtain advice, reports or opinions from internal or external counsel and expert advisors.

                     2004 ANNUAL MEETING OF SHAREHOLDERS OF
                             TELENETICS CORPORATION

                                 AUGUST 26, 2004

                           PLEASE DATE, SIGN AND MAIL
                             YOUR PROXY CARD IN THE
                            ENVELOPE PROVIDED AS SOON
                                  AS POSSIBLE.

     Please detach along perforated line and mail in the envelope provided.
                               -------------------

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.

         PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

                               -------------------

1.       To elect five directors to the Company's board of directors as follows.

[ ]  FOR ALL NOMINEES                        NOMINEES:
                                             O     Michael N. Taglich
                                             O     Gary P. Arnold
[ ]  WITHHOLD AUTHORITY                      O     David B. Parshall
     FOR ALL NOMINEES                        O     Robert Schroeder
                                             O     William C. Kosoff

[ ]  FOR ALL EXCEPT
     (See instructions below)


INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (X)
                              -------------------

2. To consider and vote upon a proposal to ratify the selection of Haskell & White LLP as the independent registered public accounting firm to audit the financial statements of the Company for the year ending December 31, 2004.

         FOR [ ]           AGAINST  [ ]              ABSTAIN [ ]

3. To vote in her or his discretion on such other business as may properly come before the meeting, or any adjournments or postponements thereof.

IF THE UNDERSIGNED SHAREHOLDER WISHES TO CUMULATE VOTES IN THE ELECTION OF DIRECTORS, THE UNDERSIGNED MUST APPEAR AND VOTE IN PERSON AT THE 2004 ANNUAL MEETING. IF ANY SHAREHOLDER GIVES PROPER NOTICE AT THE 2004 ANNUAL MEETING OF HIS OR HER INTENTION TO CUMULATE VOTES IN THE ELECTION OF DIRECTORS, THE PROXY HOLDER WILL HAVE THE FULL DISCRETION AND AUTHORITY TO VOTE CUMULATIVELY EXCEPT TO THE EXTENT DESCRIBED IN THE "VOTING AND PROXY" SECTION OF THE PROXY STATEMENT.

                               -------------------

To change the address on your account, please check the box at right and
indicate your new                                                            [ ]

address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder                                     Date:
                         -----------------------------------       -------------

Signature of Shareholder                                     Date:
                          ----------------------------------       -------------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                  PROXY FOR 2004 ANNUAL MEETING OF SHAREHOLDERS
                             TELENETICS CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Telenetics Corporation (the "Company") hereby constitutes and appoints Michael N. Taglich, with the power to appoint his substitute, as attorney and proxy to appear, attend and vote all of the shares of common stock of the Company standing in the name of the undersigned on the record date at the 2004 Annual Meeting of Shareholders of the Company to be held at 39 Parker, Suite 100, Irvine, California 92618 on August 26, 2004, at 10:00 a.m. local time, and at any adjournments or postponements thereof, upon the below proposals. The Company's board of directors recommends a vote FOR each of the following proposals:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS INDICATED AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER BUSINESS. ALL OTHER PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED IN CONNECTION WITH THE ACTIONS PROPOSED ON THIS PROXY CARD ARE HEREBY EXPRESSLY REVOKED. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY ISSUANCE OF A SUBSEQUENT PROXY OR BY VOTING AT THE ANNUAL MEETING IN PERSON.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)